Exhibit 1.1

                                AGENCY AGREEMENT

September 19, 2003

APOLLO GOLD CORPORATION
4601 DTC Boulevard, Suite 750
Denver, Colorado, U.S.A.
80237-2571

ATTENTION:    MR. R. DAVID RUSSELL
              PRESIDENT & CHIEF EXECUTIVE OFFICER

Dear Sirs:

     BMO Nesbitt Burns Inc. ("BMO NESBITT BURNS"), as lead agent and sole bookrunner, Canaccord Capital Corporation, Griffiths McBurney & Partners, Orion Securities Inc. and Westwind Partners Inc. (collectively, the "AGENTS") understand that Apollo Gold Corporation (the "COMPANY") proposes to issue and sell 22,300,000 common shares of the Company (the "OFFERED SHARES") at the price of $2.25 per share for aggregate gross proceeds of $50,175,000. The offering of the Offered Shares (which term shall include any additional common shares of the Company (the "COMMON SHARES") to be purchased in the event of the exercise of the Over-Allotment Option (as defined below) and in the event of the exercise of the Agents' Option (as defined below)) by the Company is hereinafter referred to as the "OFFERING".

     Upon and subject to the terms and conditions hereof, the Agents hereby agree to act as, and the Company hereby appoints the Agents as, its exclusive agents to offer the Offered Shares for sale on the Closing Date. The Agents hereby agree to use their reasonable best efforts to lawfully secure the subscriptions therefor, provided the Agents shall not be under any obligation to purchase any of the Offered Shares.

     The Agents shall have an option (the "OVER-ALLOTMENT OPTION"), which Option may be exercised in the Agents' sole discretion and without obligation, to purchase up to an additional 3,345,000 Common Shares of the Company which, if subscribed for hereunder, shall be deemed to form part of the Offered Shares for the purposes hereof. The Over-Allotment Option shall be exercisable by the Agents prior to Closing and at any time up to 30 days after the Time of Closing (as hereinafter defined) by delivering written notice to the Company prior to the expiry of the Over-Allotment Option, after which time the Over-Allotment Option shall be void and of no further force and effect.

     In consideration of the Agents' services to be rendered in connection with the Offering, including assisting in preparing documentation relating to the Offered Shares including the Preliminary Prospectus and the Final Prospectus (in each case as hereinafter defined), obtaining subscriptions for and distributing the Offered Shares, directly and through other investment dealers and brokers, and performing administrative work in connection with the Offering, the Company agrees to pay the Agency Fee (as hereinafter defined) to the Agents. The Company agrees that the Agents will be permitted to appoint, at their sole expense, other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their sub-agents (collectively such sub-agents are referred to herein as the "SUB-AGENCY GROUP") to assist in the Offering and that the Agents may offer such sub-agents as compensation any part of the Agency Fee.


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     The following are the further terms and conditions of this Agreement.

1.   INTERPRETATION

1.1 DEFINITIONS: Unless expressly provided otherwise, where used in this agreement or any schedule hereto, the following terms shall have the following meanings, respectively:

"1933 ACT" means the United States Securities Act of 1933, as amended;

"AGENCY FEE" means the fee payable to the Agents as specified in Section 10 hereof;

"AGENTS" shall have the meaning ascribed thereto in the first paragraph of this agreement;

"AGENTS' OPTION" shall have the meaning ascribed thereto in Section 10 hereof;

"AMEX" means the American Stock Exchange;

"APPLICABLE SECURITIES LAWS" means, collectively, the applicable securities laws of each of the Qualifying Jurisdictions, and the respective regulations, rulings, rules, orders and prescribed forms thereunder together with the applicable policy statements issued by the Securities Commissions thereunder and where the context requires, the securities legislation of and policies issued by each other relevant jurisdiction;

"BMO NESBITT BURNS" means BMO Nesbitt Burns Inc.;

"CLOSING DATE" means September 26, 2003 or such earlier or later date as the Company and the Agents may agree, but in any event no later than October 31, 2003;

"COMMON SHARES" means the common shares in the capital of the Company;

"COMPANY" shall have the meaning ascribed thereto in the first paragraph of this agreement;

"COMPANY'S INFORMATION RECORD" means the documents incorporated by reference in the Preliminary Prospectus and the Final Prospectus;

"DIRECTED SELLING EFFORTS" means "directed selling efforts" as defined in Regulation S under the 1933 Act;

"ELIGIBLE ISSUER" means an issuer which meets the criteria and has complied with the requirements of NI 44-101 so as to allow it to offer the Offered Shares using a short form prospectus;

"ENVIRONMENTAL LAWS" has the meaning ascribed thereto in Section 4.1.4(a);

"ENVIRONMENTAL PERMITS" has the meaning ascribed thereto in Section 4.1.4(b);

"EXCHANGES" means, collectively, the AMEX and the TSX;

"FINAL PROSPECTUS" means the (final) short form prospectus of the Company qualifying the Offered Shares and the materials incorporated therein by reference;

"GENERAL SOLICITATION OR GENERAL ADVERTISING" means "general solicitation or general advertising" as used in Rule 502(c) of Regulation D under the 1933 Act;


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"HAZARDOUS SUBSTANCES" has the meaning ascribed thereto in Section 4.1.4(a);

"INCLUDING" means including without limitation;

"MATERIAL ADVERSE EVENT" means a change or event that is material and adverse to the assets and properties, business, prospects, results of operations or condition (financial or otherwise) of the Company and the Subsidiaries, on a consolidated basis;

"MATERIAL CHANGE" means a material change for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a change in the business, operations or capital of the Company and its subsidiaries, on a consolidated basis, that would reasonably be expected to have a significant effect on the market price or value of any of the Company's Common Shares and includes a decision to implement such a change made by the Company's board of directors or by senior management of the Company who believe that confirmation of the decision by the Company's board of directors is probable;

"MATERIAL FACT" means a material fact for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Company's Common Shares;

"MISREPRESENTATION" means a misrepresentation for the purposes of the Applicable Securities Laws of the applicable jurisdiction or where such term is undefined under such Applicable Securities Laws means (i) an untrue statement of a material fact, or (ii) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made;

"NI 44-101" means National Instrument 44-101 - Short Form Prospectus Distributions;

"NP 43-201" means National Policy 43-201 - Mutual Reliance Review System for Prospectuses and Annual Information Forms;

"OFFERED SHARES" shall have the meaning ascribed thereto in the first paragraph of this agreement and shall, if applicable, include any additional Common Shares in respect of which the Over-Allotment Option may be exercised and any Common Shares in respect of which the Agents' Option may be exercised;

"OFFERING" shall have the meaning ascribed thereto in the first paragraph of this agreement;

"OFFERING DOCUMENTS" means, collectively, the Preliminary Prospectus, the Final Prospectus and any Supplementary Material;

"OVER-ALLOTMENT OPTION" shall have the meaning ascribed thereto in the third paragraph of this agreement;

"PERSON" includes any individual, corporation, limited partnership, general partnership, joint stock company or association, joint venture association, company, trust, bank, trust company, land trust, investment trust, society or other entity, organization, syndicate, whether incorporated or not, trustee, executor or other legal personal representative, and governments and agencies and political subdivisions thereof;


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"PRELIMINARY  PROSPECTUS"  means  the  preliminary  short form prospectus of the
Company dated August 28, 2003, prepared in connection with the qualification of the Offered Shares and the materials incorporated therein by reference;

"PURCHASERS" means, collectively, each of the purchasers of the Offered Shares arranged by the Agents pursuant to the Offering, including, if applicable, the Agents;

"QUALIFYING JURISDICTIONS" means, collectively, each of the provinces of Canada, excluding Quebec;

"SECURITIES COMMISSIONS" means, collectively, the securities commissions or similar regulatory authorities in each of the Qualifying Jurisdictions;

"SUB-AGENCY GROUP" means, collectively, those registered dealers appointed by the Agents to assist in the Offering as contemplated in the fourth paragraph of this agreement;

"SUBSEQUENT CLOSING DATE" means the closing dates of the exercise of the Over-Allotment Option and the Agents' Option;

"SUBSIDIARIES" means, collectively, Apollo Gold, Inc., Apollo Gold Exploration, Inc., Florida Canyon Mining, Inc., Montana Tunnels Mining, Inc. and Standard Gold Mining, Inc. and the term "SUBSIDIARY" shall have the meaning ascribed thereto in the Securities Act (Ontario);

"SUPPLEMENTARY MATERIAL" means, collectively, any amendment to the Final Prospectus, any amended or supplemental prospectus or ancillary material required to be filed with any of the Securities Commissions in connection with the distribution of the Offered Shares and any material incorporated therein by reference;

"TSX" means the Toronto Stock Exchange;

"TIME OF CLOSING" means 8:30 a.m. (Toronto time) on the Closing Date;

"U.S. ACCREDITED INVESTOR" means an "accredited investor" as defined in Rule 501(a) of Regulation D under the 1933 Act;

"U.S. AFFILIATE" means Harris Nesbitt Corp., the United States registered broker-dealer affiliate of BMO Nesbitt Burns;

"U.S. PERSON" shall have the meaning ascribed thereto in Regulation S under the 1933 Act; and

"UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

1.2 DIVISION AND HEADINGS: The division of this agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this agreement.

1.3 GOVERNING LAW: This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.


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1.4  CURRENCY:  Except  as  otherwise indicated, all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency.

1.5 SCHEDULES: The following are the schedules attached to this agreement, which schedules are deemed to be a part hereof and are hereby incorporated by reference herein: Schedule "A" - Details of the Offering; Schedule "B" - Opinion of Company's Counsel; and Schedule "C" - Opinion of Company's U.S. Counsel.

2.   NATURE OF TRANSACTION

2.1 Each resident in a Qualifying Jurisdiction shall purchase pursuant to the Final Prospectus. Each other Purchaser shall purchase in accordance with such procedures as the Company and the Agents may mutually agree, acting reasonably, in order to fully comply with the Applicable Securities Laws. The Company hereby agrees to secure compliance with all securities regulatory requirements of the Qualifying Jurisdictions on a timely basis in connection with the distribution of the Offered Shares to Canadian Purchasers. Subject to being notified by the Agents of the requirements thereof and upon request by the Agents, the Company also agrees to file within the periods stipulated under Applicable Securities Laws outside of Canada and at the Company's expense all private placement forms required to be filed by the Company, in connection with the Offering and agrees to pay all filing fees required to be paid in connection therewith so that the distribution of the Offered Shares outside of Canada may lawfully occur without the necessity of filing a prospectus or any similar document under the Applicable Securities Laws outside of Canada, if applicable. The Agents agree to assist the Company in all reasonable respects to secure compliance with all regulatory requirements in connection with the Offering.

3.   COVENANTS  AND  REPRESENTATIONS  OF  THE  AGENTS

3.1 Each Agent severally covenants with the Company that it will (and will use its commercially reasonable efforts to cause the members of the Sub-Agency Group to):

     (a) conduct all activities in connection with arranging for the sale and distribution of the Offered Shares in compliance with all Applicable Securities Laws and the provisions of this agreement;

     (b) not, directly or indirectly, sell or solicit offers to purchase the Offered Shares or distribute or publish any offering circular, prospectus, form of application, advertisement or other offering materials in any country or jurisdiction so as to require registration or filing of a prospectus with respect thereto or compliance by the Company with regulatory requirements under the laws of, or subject the Company (or any of its directors, officers or employees) to any inquiry, investigation or proceeding of any securities regulatory authority, stock exchange or other authority in, any jurisdiction (other than the Qualifying Jurisdictions);

     (c) not, directly or indirectly, sell, or solicit offers to purchase, any Offered Shares in the United States, or to, or for the account or benefit of a U.S. Person except pursuant to exemptions from the registration requirements of the 1933 Act and any Applicable Securities Laws of any federal or state securities laws in the United States, or disseminate in the United States any press releases relating to the Offering;


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     (d)  use all reasonable efforts to complete and to cause the members of the
          Sub-Agency Group to complete the distribution of the Offered Shares as soon as practicable; and

     (e) upon the Company obtaining the necessary receipts therefor from each of the Securities Commissions, deliver one copy of the Final Prospectus and any Supplementary Material to each of the Purchasers.

3.2 BMO Nesbitt Burns shall notify the Company when, in its opinion, the Agents and Sub-Agency Group have ceased distribution of the Offered Shares and, if required for regulatory compliance purposes, provide a breakdown of the number of Offered Shares distributed and proceeds received (A) in each of the Qualifying Jurisdictions and (B) in any other jurisdictions.

4.   REPRESENTATIONS,  WARRANTIES  AND  COVENANTS  OF  THE  COMPANY

4.1 The Company hereby represents, warrants and covenants to and with the Agents that:

4.1.1  General  Matters

     (a) the Company (i) has been duly incorporated and is validly existing under the laws of the Yukon Territory and is and will at the Time of Closing be up-to-date in all corporate filings except where failure to be up-to-date in such corporate filings does not and will not constitute a Material Adverse Event; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets; and (iii) has all requisite corporate power and authority to create, issue and sell the Offered Shares, to enter into this agreement and to carry out the provisions of this agreement;

     (b) the Subsidiaries are the only subsidiaries of the Company which are material to the Company and all interests of the Company therein are, except as otherwise disclosed in the Company's Information Record, held by the Company free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims and demands whatsoever;

     (c) each of the Subsidiaries (i) has been duly incorporated or formed and organized in its respective jurisdiction and is and will at the Time of Closing be up-to-date in all corporate or other required filings and in good standing under the laws of such jurisdiction, as the case may be except where failure to be up-to-date in such filings or to be in good standing does not and will not constitute a Material Adverse Event; and (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own, lease and operate its properties and assets;

     (d) the Company and each of the Subsidiaries are, in all material respects, conducting their respective businesses in compliance with all applicable laws, rules and regulations of each jurisdiction in which their respective businesses are carried on and each is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such licences, registrations and qualifications are and will at the Time of Closing be valid, subsisting and in good standing, except, in each case, in respect of matters which do not and will not result in a Material Adverse Event, and except where the failure to be so licensed, registered or qualified or the absence of any such license, registration or qualification which is not and will not be a Material Adverse Event;

     (e) all necessary corporate action has been taken or will have been taken prior to the Time of Closing by the Company so as to validly issue and sell the Offered Shares and, upon receipt by the Company of the purchase price as consideration for the issue of the Offered Shares, such Common Shares will be validly issued and outstanding as fully paid and non-assessable;

     (f) the authorized and issued capital of the Company consists of an unlimited number of Common Shares, of which, as of the close of business on September 18, 2003, 48,988,876 were outstanding as fully paid and non-assessable shares in the capital of the Company;

     (g) the currently issued and outstanding Common Shares of the Company are listed and posted for trading on the Exchanges and no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Offered Shares or the trading of any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the best of the Company's knowledge, information and belief, threatened;

     (h) except as provided under this agreement or as described in the Company's Information Record and the Final Prospectus, no person now has any agreement or option or right or privilege (whether at law, preemptive or contractual) capable of becoming an agreement for the purchase, subscription or issuance of, or conversion into, any unissued shares, securities, warrants or convertible obligations of any nature of the Company or any of the Subsidiaries;

     (i) since December 31, 2002, except as disclosed in the Company's Information Record and the Final Prospectus:

               (i) there has not been any material change in the Company and the Subsidiaries, on a consolidated basis; and

               (ii) the  Company  and  the  Subsidiaries  have  carried on their respective  businesses  in  the  ordinary  course;

     (j) the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2002 present fairly, in all material respects, the financial condition of the Company on a consolidated basis, for the periods then ended;

     (k) there is no action, proceeding or investigation (whether or not purportedly by or on behalf of the Company or any subsidiary) pending or, to the best of the Company's knowledge, information and belief, threatened against or affecting the Company or its Subsidiaries at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any governmental department, commission, board or agency, domestic or foreign, which is, or, if determined adversely to the Company, could reasonably be expected to be, a Material Adverse Event, or which questions the validity of the Offered Shares or of the issuance thereof as fully paid and non-assessable Common Shares or any action taken or to be taken by the Company pursuant to or in connection with this agreement;


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     (l)  neither  the  Company  nor any of the Subsidiaries is in default or in breach in any material respect of, and the execution and delivery of this agreement by the Company, the performance and compliance with the terms of this agreement and the sale of the Offered Shares (including the grant of the Over-Allotment Option by the Company) will not result in any material breach of, or be in conflict with or constitute a default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a default under any term or provision of the constating documents, by-laws or resolutions of the Company or any of the Subsidiaries or any material mortgage, note, indenture, contract, agreement, instrument, lease or other document to which the Company or any of the Subsidiaries is a party or by which any of them is bound or any judgment, decree, order, statute, rule or regulation applicable to any of them;

     (m) the Company is, and will at the Time of Closing be, an Eligible Issuer and a "reporting issuer", not in default, in each of the Qualifying Jurisdictions. In particular, without limiting the foregoing, the Company has since June 25, 2002 complied with its obligations to make timely disclosure of all material changes relating to it and no such disclosure has been made on a confidential basis and there is no material change relating to the Company which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that the Offering constitutes a material change;

     (n) there has not been any reportable event (within the meaning of National Policy Statement No. 31 of the Canadian Securities Administrators) with the present or any former auditor of the Company;

     (o) neither the Company nor any of the Subsidiaries, nor to the best of the Company's knowledge, information and belief, any other person, is in default in the observance or performance of any material term or obligation to be performed by the Company or any of the Subsidiaries or such other person under any material contract to which the Company or any of the Subsidiaries is a party or otherwise bound and no event has occurred which with notice or lapse of time or both would constitute such a default by the Company, a Subsidiary or, to the best of the Company's knowledge, information and belief, any other party;

     (p) this agreement and all other contracts required in connection with the issue and distribution of the Offered Shares shall be, prior to the Closing Date, duly authorized, executed and delivered by the Company and shall be valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction;

     (q) the Company will use US$16 million of the net proceeds of the Offering for the advanced exploration and feasibility of the Black Fox Project. The balance of the proceeds will be used (i) to advance the Company's other mineral properties, including the Montana Tunnels Mine and the Florida Canyon Mine, in such amounts as may be determined by management of the Company and (ii) for general corporate purposes;


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     (r)  the  attributes  of  the  Offered  Shares will conform in all material respects  with  the  description  thereof  in  the  Final  Prospectus;

     (s) other than as contemplated by the Offering and this agreement, the Company will not, for a period of 120 days from the Closing Date, issue or sell or agree to issue or sell (or announce any intention to do so) any equity or voting shares in the capital of the Company or financial instruments convertible or exchangeable into such shares, other than (i) issuances under existing director or employee stock option or stock purchase plans, (ii) issuances to satisfy outstanding instruments and contractual commitments, and (iii) issuances of flow-through shares which are sold at a price not less than the purchase price of the Offered Securities, for a period of 120 days from the Closing Date, without the prior written agreement of BMO Nesbitt Burns, such agreement not to be unreasonably withheld;

     (t) the Company will use its reasonable commercial efforts to arrange for the listing and posting for trading on the Exchanges of the Offered Shares effective as of the Closing Date;

     (u) none of the Company, its affiliates nor any person acting on behalf of any of them has engaged or will engage in any form of General Solicitation or General Advertising or has acted or will act in any manner involving a public offering within the meaning of Section 4(2) of the 1933 Act, in either case, in connection with the solicitation of offers to purchase, offer or sale of the Offered Shares in the United States or to, or for the account or benefit of, a U.S. Person;

     (v) except with respect to the Offered Shares offered and sold in the United States or to, or for the account or benefit of, a U.S. Accredited Investor in reliance upon an exemption from registration under the 1933 Act, neither the Company, nor any Person acting on behalf of any of them (other than the Agents, the affiliates thereof or any person acting on behalf of any of them, in respect of which no representation is made), has made, or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Shares in the United States or to, or for the account or benefit of, a U.S. Person; (B) any sale of Offered Shares unless, at the time the buy order was or will have been made, the purchaser is (i) outside the United States or (ii) the Company and any Person acting on behalf of any of them reasonably believe that the purchaser is outside the United States and not a U.S. Person; or (C) any Directed Selling Efforts in the United States with respect to the Offered Shares;

     (w) during the period in which the Offered Shares are offered for sale, neither the Company, nor any person acting on its behalf, has taken, or will take, any action that would cause the exemptions afforded by Regulation D under the 1933 Act to be unavailable for offers and sales of Offered Shares;

     (x) the Company is not, and as a result of the sale of the Offered Shares contemplated hereby will not be, an "investment company" as defined in the United Sates Investment Company Act of 1940, as amended;

     (y) except with respect to the offer and sale of Offered Shares, the Company has not, for a period of six months prior to the date hereof, sold, offered for sale or solicited any offer to buy any securities thereof in the United States or to, or for the account or benefit of, a U.S. Person in a manner that would be integrated with the offer and sale of the Offered Shares and would cause the exemption from registration under the 1933 Act set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Offered Shares;

     (z) during the period in which the Offered Shares are offered for sale, neither the Company, nor any person acting on its behalf (other than the Agent, the affiliates thereof or any person acting on behalf of any of them, in respect of which no representation is made) has taken or will take any action that would cause the exemption afforded by Rule 506 of Regulation D to be unavailable for offers and sales of Offered Shares in the United States in accordance with this Agreement or the exclusion from registration under the 1933 Act afforded by Rule 903 of Regulation S to be unavailable for offers and sales of the Offered Shares outside the United States in accordance with this Agreement;

     (aa) assuming that the representations and warranties provided to the Company by Purchasers who are U.S. Persons are true and correct, and the Agents have complied with their obligations hereunder, the offer, sale and issuance of the Offered Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements under the 1933 Act;

     (bb) Neither the Company, nor anyone acting on its behalf, has or will offer or sell the Offered Shares or any other security so as to require the registration of the Offered Shares pursuant to the provisions of the 1933 Act or any federal or state securities laws of the United States, unless the Offered Shares are so registered;

     (cc) that within 15 days after the first sale of the Offered Shares in the United States or to, or for the account or benefit, of, a U.S. Person pursuant to Rule 506 of Regulation D under the 1933 Act, the Company will prepare and file with the United States Securities and Exchange Commission a notice on Form D and all other notices required to be filed with any regulatory authority in the United States with respect to the Offered Shares offered in the United States or to, or for the account or benefit of, a U.S. Person;

     (dd) CIBC Mellon Trust Company has been duly appointed the registrar and transfer agent in Canada for the Common Shares of the Company at its principal transfer office in the city of Toronto, Ontario; and

     (ee) other than the Agents pursuant to this agreement, there is no person acting or purporting to act at the request of the Company, who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the Offering.

4.1.2  Prospectus  Matters

     (a) the Company will, provided the Agents have taken all action required by them hereunder to permit the Company to do so, use all reasonable efforts to file the Final Prospectus pursuant to NP 43-201 and to obtain a final expedited review receipt document from the Ontario Securities Commission in respect of each Qualifying Jurisdiction and if any Securities Commission in a Qualifying Jurisdiction opts out of the expedited review system, a final receipt (or a decision document equivalent thereof) from any such Securities Commission, and shall have taken all other steps and proceedings that may be necessary in order to qualify the Offered Shares for distribution pursuant to the Final Prospectus in each of the Qualifying Jurisdictions before close of business on September 19, 2003 (or such other date as may be agreed to in writing by the Company and the Agents);

     (b) the Company will deliver from time to time without charge to the Agents as many copies of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material as they may reasonably request for the purposes contemplated hereunder and contemplated by the Applicable Securities Laws in the Qualifying Jurisdictions and such delivery shall constitute the consent of the Company to the Agents' use of such documents in connection with the distribution or the distribution to the public of the Offered Shares, subject to the provisions of the Applicable Securities Laws in the Qualifying Jurisdictions and the provisions of this agreement;

     (c) all the information and statements contained in the Offering Documents shall, at the time of filing thereof, constitute full, true and plain disclosure of all material facts relating to, the Company and the Offered Shares (provided that this representation does not extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agents specifically for use therein);

     (d) at the time of filing thereof, no Offering Document will contain a misrepresentation (provided that this representation does not extend to information and statements included in reliance upon and in conformity with information furnished to the Company by or on behalf of the Agents specifically for use therein);

     (e) the Offering Documents shall contain the disclosure required by and conform to all requirements of the Applicable Securities Laws;

     (f) at all times until the primary distribution of the Offered Shares has been completed, but in any event not later than 60 days following the Closing Date, the Company will, to the reasonable satisfaction of counsel to the Agents, promptly take or cause to be taken all additional steps and proceedings that may be required from time to time under the Applicable Securities Laws of the Qualifying Jurisdictions to continue to so qualify the Offered Shares or, in the event that the Offered Shares have, for any reason, ceased to so qualify, to again so qualify the Offered Shares.

4.1.3  Due  Diligence  Matters

     (a)  prior  to  the  filing  of  the Final Prospectus and any Supplementary
          Material, the Company will allow the Agents to participate fully in the preparation of the Final Prospectus and any Supplementary Material and shall allow the Agents to conduct all due diligence which they may reasonably require to conduct in order to fulfil their obligations under Applicable Securities Laws and in order to enable them to responsibly execute the certificates required to be executed by them at the end of the Final Prospectus and any applicable Supplementary Material;

     (b) the Company will promptly notify the Agents in writing if, prior to termination of the distribution of the Offered Shares, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a change or change in fact relating solely to the Agents) or any event or development involving a prospective material change or a change in a material fact relating to the Company and the Subsidiaries, on a consolidated basis, or any other change which is of such a nature as to result in, or could be considered reasonably likely to result in a misrepresentation in the Final Prospectus or any Supplementary Material, as they exist immediately prior to such change, or could render any of the foregoing, as they exist immediately prior to such change, not in compliance with any of the Applicable Securities Laws;

     (c) the Company will promptly notify the Agents in writing with full particulars of any such actual, anticipated, contemplated, threatened or prospective change referred to in the preceding paragraph and the Company shall, to the reasonable satisfaction of the Agents, provided the Agents have taken all action required by them hereunder to permit the Company to do so, file promptly and, in any event, within all applicable time limitation periods with the Securities Commissions a new or amended Final Prospectus or Supplementary Material, as the case may be, or material change report as may be required under the Applicable Securities Laws and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws including any requirements necessary to qualify the issuance and distribution of the Offered Shares in the Qualifying Jurisdictions and shall deliver to the Agents as soon as practicable thereafter their reasonable requirements of conformed or commercial copies of any such new or amended Final Prospectus or Supplementary Material. The Company will not file any such new or amended disclosure documentation or material change report without first obtaining the approval of the form and content thereof by the Agents, which approval shall not be unreasonably withheld or delayed; provided that the Company will not be required to file a registration statement or otherwise register or qualify the Offered Shares for distribution outside Canada;

     (d) the Company will in good faith discuss with the Agents as promptly as possible any circumstance or event which is of such a nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact or other change described in the preceding two paragraphs; and

     (e) the minute books of the Company, and each of the Subsidiaries, contain copies of all constating documents and all proceedings of security holders and directors (and committees thereof) and are complete, in all material respects.

4.1.4  Environmental  Matters

     (a) except as disclosed in the Final Prospectus and the Company's Information Record, the Company and each of the Subsidiaries are in material compliance with all applicable laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the "ENVIRONMENTAL LAWS") relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances ("HAZARDOUS SUBSTANCES"); and

     (b) except as disclosed in the Final Prospectus and the Company's Information Record, the Company and the Subsidiaries have, collectively, obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the "ENVIRONMENTAL PERMITS") necessary as at the date hereof for the operation of the businesses carried on or proposed to be commenced by the Company and the Subsidiaries, and each Environmental Permit is valid, subsisting and in good standing and neither the Company nor any of the Subsidiaries is in material default or breach of any Environmental Permit and no proceeding is pending or threatened to revoke or limit any Environmental Permit.

5.   CONDITIONS  OF  CLOSING

5.1 The following are conditions of the obligations of the Agents and the Purchasers to purchase the Offered Shares from the Company as contemplated hereby, which conditions the Company covenants to exercise its reasonable best efforts to have fulfilled on or prior to the Closing Date, which conditions may be waived in writing in whole or in part by the Agents on their own behalf and on behalf of the Purchasers:

     (a) the Company will have made and/or obtained the necessary filings, approvals, consents and acceptances to or from, as the case may be, the Securities Commissions and the Exchanges required to be made or obtained by the Company in connection with the Offering, on terms which are acceptable to the Company and the Agents, acting reasonably, prior to the Closing Date, it being understood that the Agents will do all that is reasonably required to assist the Company to fulfil this condition;

     (b) the Company shall have delivered to the Agents within 36 hours of the filing of the Final Prospectus, or such later time as may be agreed upon by the Company and the Agents, in such Canadian cities as the Agents may reasonably request, the reasonable requirements of conformed commercial copies of the Final Prospectus;

     (c) the Offered Shares will have been accepted for listing by the Exchanges, subject to the usual conditions, and will, subject to closing of the Offering at the Time of Closing, at the opening of trading on the Exchanges on the Closing Date, be posted for trading on the Exchanges;

     (d) the Company's board of directors will have authorized and approved this agreement, the sale and issuance of the Offered Shares and all matters relating to the foregoing;

     (e) the Company will deliver a certificate of the Company and signed on behalf of the Company, but without personal liability, by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company or such other senior officers of the Company as may be acceptable to the Agents, acting reasonably, addressed to the Agents and their counsel and dated the Closing Date, in form and content satisfactory to the Agents' counsel, acting reasonably, certifying that:

               (i) no order ceasing or suspending trading in any securities of the Company or prohibiting the sale of the Offered Shares or any of the Company's issued securities has been issued and no proceedings for such purpose are pending or, to the knowledge of such officers, threatened;

               (ii) to  the  knowledge  of  such  officers, there  has  been  no adverse material change relating to the Company and its Subsidiaries, on a consolidated basis, since the date hereof which has not been generally disclosed;

              (iii) since  the  date  hereof, no material change relating to the
                    Company and the Subsidiaries, on a consolidated basis, except for the Offering, has occurred with respect to which the requisite material change statement or report has not been filed and no such disclosure has been made on a confidential basis;

               (iv) the  representations and warranties of the Company contained in this agreement (a) qualified by materiality (or Material Adverse Event or similar qualifications), are true and correct and (b) not so qualified are true and correct in all material respects, in each case at the Time of Closing, with the same force and effect as if made by the Company as at the Time of Closing;

               (v) the Company has complied, and in the case of Subsection 4.1.1(q) will comply, with all the covenants and satisfied (or will satisfy) all the terms and conditions of this agreement on its part to be complied with or satisfied, other than conditions which have been waived by the Agents, at or prior to the Time of Closing; and

               (vi) such  other  matters  in  relation  to  this Offering as the
                    Company and the Agents shall agree prior to the Time of Closing;

     (f) the Company will have caused a favourable legal opinion to be delivered by its Canadian counsel addressed to the Agents and the Agents' counsel addressing the matters identified in Schedule "B" hereto. In giving such opinions, counsel to the Company shall be entitled to rely, to the extent appropriate in the circumstances, upon local counsel and shall be entitled as to matters of fact not within their knowledge to rely upon a certificate of fact from responsible persons in a position to have knowledge of such facts and their accuracy;

     (g) the Company will have caused a favourable legal opinion to be delivered by its U.S. counsel addressed to the Agents and the Agents' counsel addressing the matters identified in Schedule "C" hereto;

     (h) the Company will have caused a favourable legal opinion to be delivered by local counsel in the jurisdiction of incorporation of each of the Subsidiaries, addressed to the Agents, in form and substance satisfactory to the Agents, and with respect to the following matters:

                (i) the incorporation and existence of each subsidiary under the laws  of  its  jurisdiction  of  incorporation;

               (ii) as  to  the  holder  of the issued and outstanding shares of each subsidiary as set forth in the Preliminary Prospectus and the Final Prospectus; and

              (iii) that  each  subsidiary  has  all requisite  corporate  power under the laws of its jurisdiction of incorporation to carry on its businesses and own it properties as described in the Prospectus;

     (i) the Company will have caused Deloitte & Touche LLP to deliver an updated version of its letter referred to in Section 6.1 below; and

     (j) the Company will cause its registrar and transfer agent to deliver a certificate as to the issued and outstanding shares of the Company as at a date not more than two business days prior to the Closing Date.

6.   ADDITIONAL  DOCUMENTS  UPON  FILING  OF  FINAL  PROSPECTUS

6.1 The Company shall cause to be delivered to the Agents concurrently with the filing of the Final Prospectus and any Supplementary Material a comfort letter dated the date thereof from the auditors of the Company and addressed to the Agents and to the directors of the Company, in form and substance reasonably satisfactory to the Agents, relating to the verification of the financial information and accounting data and other numerical data of a financial nature contained therein and matters involving changes or developments since the respective dates as of which specified financial information is given therein, to a date not more than two business days prior to the date of such letter.

7.   CLOSING

7.1 The Offering will be completed at the offices of the Company's counsel in Toronto at the Time of Closing or such other place, date or time as may be mutually agreed to; provided that if the Company has not been able to comply in any material respect with any of the covenants or conditions set out herein required to be complied with by the Time of Closing or such other date and time as may be mutually agreed to, the respective obligations of the parties will terminate without further liability or obligation except for payment of expenses, indemnity and contribution provided for in this agreement.

7.2 At the Time of Closing on the Closing Date and any Subsequent Closing Dates, the Company shall deliver to the Agents:

     (a) certificates representing the Offered Shares duly registered as the Agents may direct;

     (b) certificates representing the Agent's Option duly registered as the Agents may direct;

     (c)  the  requisite  legal  opinions  and  certificates  as contemplated in
          Section  5.1;  and

     (d) such further documentation as may be contemplated herein or as counsel to the Agents or the Securities Commissions may reasonably require,

against payment of the aggregate purchase price for the Offered Shares, net of the Agency Fee and the expenses payable by the Company under Section 10 hereof to the Agents and the reasonable fees of the Agents' counsel all in accordance with a detailed invoice delivered on the business day prior to the Closing Date or any Subsequent
Closing  Date  payable  to  the  Company  by  wire  transfer.

8.   TERMINATION  OF  PURCHASE  OBLIGATION

8.1 Without limiting any of the other provisions of this agreement, the Agents, on their own behalf and on behalf of the Purchasers, will be entitled, at their option, to terminate and cancel, without any liability, their obligations under this agreement, to purchase the Offered Shares, by giving written notice to the Company at any time through to the Time of Closing if:

     (a) any order or ruling is issued, any inquiry, investigation or other proceeding (whether informal or formal) in relation to the Company or a Subsidiary is made or announced by any officer or official of the Exchanges or the Securities Commissions (other than such order, ruling, enquiry or investigation based solely upon the activities or alleged activities of the Agents) which operates to cease, suspend, prevent or restrict trading in, or distribution of, any securities of the Company including the Offered Shares;

     (b) there should develop, occur or come into effect any event of any nature, including without limitation, accident, governmental law or regulation, which in the opinion of the Agents adversely affects or may adversely affect the financial markets or the business, affairs or operations of the Company and the Subsidiaries on a consolidated basis or the market price or value of the Offered Shares;

     (c) the Agents and or their representatives, through their due diligence investigations, discover any misrepresentation, or there is in the opinion of the Agents a material adverse change or a change in material fact or a new material fact shall arise which would be expected to have an adverse effect on the business, affairs or operations of the Company and the Subsidiaries on a consolidated basis or on the market price or value of the Offered Shares;

     (d) the state of the financial markets is such that in the opinion of the Agents the Offered Shares cannot be successfully marketed;

     (e) the Company shall be in material breach of any material term, condition or covenant in this agreement, or any representation or warranty of the Company is or becomes false; or

     (f) the Agents, or any of them, or any affiliate of any of the Agents or any of their respective directors, or officers receives notice of any material claim, action, proceeding or investigation against any of them, by or before any court, government department, commission, board or agency, foreign or domestic, which arises as a result of the Agents' obligations hereunder;

the occurrence or non-occurrence of any of the foregoing events or circumstances to be determined in the sole discretion of the Agents, acting reasonably.

     The Agents shall make reasonable efforts to give notice to the Company (in writing or by other means) of the occurrence of any of the events referred to in this section; provided that neither the giving nor the failure to give such notice shall in any way affect the Agents' entitlement to exercise this right at any time through to the Time of Closing.

     The Agents' rights of termination contained in this section are in addition to any other rights or remedies they may have in respect of any default, act or failure to act or noncompliance by the Company in respect of any of the matters contemplated by this agreement.

8.2 If the obligations of the Agents are terminated under this agreement pursuant to the termination rights provided for in Section 8.1, the Company's liabilities to the Agents shall be limited to the Company's obligations under the indemnity, contribution and expense provisions of this agreement.

9.   INDEMNITY  AND  CONTRIBUTION

9.1 The Company agrees to indemnify and hold harmless each Agent, the U.S. Affiliate, its subsidiaries and its directors, officers, employees, partners, agents, each other person, if any, controlling an Agent, the U.S. Affiliate, or any of its subsidiaries and each shareholder of an Agent or the U.S. Affiliate (collectively, the "INDEMNIFIED PARTIES" and individually, an "INDEMNIFIED
PARTY"), from and against any and all losses (other than loss of profits), expenses, claims (including shareholder actions, derivative or otherwise), actions, damages and liabilities, including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees and expenses of their counsel that may be incurred in advising with respect to and/or defending any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (collectively, the "CLAIMS") to which any Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, this agreement. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with this agreement except to the extent any losses, expenses, claims, actions, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted primarily from the negligence or wilful misconduct of such Indemnified Party. Neither the Company nor any Indemnified Party will, without prior written consent of the other party, not to be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party (in the case of a settlement by the Company), or of the Company, the Subsidiaries and its directors, officers and shareholders (in the case of a settlement by an Indemnified Party), from any liabilities arising out of such action, suit, proceeding, investigation or claim.

9.2 Promptly after receiving notice of an action, suit, proceeding or claim against an Indemnified Party or receipt of notice of the commencement of any investigation which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Company, the Indemnified Party will notify the Company in writing of the particulars thereof, provided that the omission so to notify the Company shall not relieve the Company of any liability which the Company may have to the Indemnified Party except and only to the extent that any such delay in or failure to give notice as herein required prejudices the defence of such action, suit, proceeding, claim or investigation or results in any increase in the liability which the Company has under this indemnity. Upon receipt of such notice, the Company shall be entitled but not obligated to assume defence of the Indemnified Party.

9.3 The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction or a final judgment that has become non-appealable shall determine that such losses, expenses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were primarily caused by the gross negligence, dishonesty or commission of any fraudulent act by the Indemnified Party.

9.4 If for any reason the foregoing indemnity is unavailable (other than in accordance with the terms hereof) to any Indemnified Party or is insufficient to hold any Indemnified Party harmless, the Company shall contribute to the amount paid or payable by the Indemnified Party as a result of such Claim in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Indemnified Party on the other hand but also the relative fault of the Company, and any Indemnified Party as well as any relevant equitable considerations, provided that the Company shall in any event contribute to the amount paid or payable by any Indemnified Party as a result of such Claim any excess of such amount over the amount of the fees received by the Indemnified Party under this Agreement.

9.5 The Company also agrees to reimburse an Indemnified Party for the time spent by its personnel in connection with any Claim at their normal per diem rates, provided such rates are reasonable. An Indemnified Party may retain counsel to separately represent them in the defence of a Claim, the reasonable fees in respect of which shall be at the Company's expense if (i) the Company does not assume the defence of the Claim in a reasonable period of time, (ii) the Company agrees to separate representation or (iii) the Company is advised by counsel that there is an actual or potential conflict in the Company's and an Indemnified Party's respective interests, which makes representation by the same counsel inappropriate.

9.6 The obligations of the Company hereunder are in addition to any liabilities which the Company may otherwise have to any Indemnified Party.

10.  FEES  EXPENSES

10.1 In consideration for their services hereunder, the Company agrees to pay to the Agents at the Closing Time on the Closing Date, a fee (the "AGENCY FEE") equal to six per cent (6%) for each Offered Security subscribed for, including any Offered Shares purchased by the Agents as principals hereunder.

10.2 In further consideration of their services hereunder, the Company hereby grants the Agents a non-transferable option (the "AGENTS' OPTION") to acquire such number of Common Shares as is equal to 3% of the total number of Offered Shares sold under the Offering at a price per share equal to the purchase price of the Offered Shares. The Agents' Option will be exercisable by the Agents at any time until the second anniversary of the Closing Date.

10.3 Whether or not the transactions herein contemplated shall be completed, all expenses of the Company and the Agents related to, or incidental to, the authorization, issue, delivery and sale of the Offered Shares and of or incidental to all other matters in connection with the transactions herein set out shall be borne by the Company, including, without limitation, the cost of the direct travel expenses incurred on behalf of officers of the Company and the Agents with respect to any road shows, expenses payable in connection with the qualification of the Offered Securities for sale to the public, the fees and expenses of the Company's counsel, all costs incurred in connection with the preparation, printing and delivery of the Preliminary Prospectus, the Final Prospectus and any Supplementary Materials, including commercial copies thereof, of the definitive certificates representing or documents constituting the Offered Shares, any stock exchange listing fees, transfer agent and filing fees, reasonable fees and disbursements (up to a maximum of US$80,000 plus G.S.T. and all other applicable taxes) of the Agents' counsel and the Agents' reasonable "out-of-pocket" expenses. All reasonable fees and expenses of the Agents shall be payable by the Company at the Closing Time or upon receipt by the Company of a detailed invoice from BMO Nesbitt Burns and be payable whether or not the Offering is completed.

11.  RIGHT  OF  FIRST  REFUSAL

11.1 Provided that the Offering is completed, the Company hereby agrees, for a period of 12 months commencing on the Closing Date, to grant BMO Nesbitt Burns a right of first refusal to be the lead underwriter or lead agent on the Company's next equity offering, subject to the Company and BMO Nesbitt Burns, both acting reasonably, agreeing to the terms and conditions thereof.

12.  ACTION  BY  AGENTS

12.1 All steps which must or may be taken by the Agents in connection with the closing of the Offering, may be taken by BMO Nesbitt Burns on behalf of itself and the other Agents and the execution of this agreement by the other
Agents and by the Company shall constitute the Company's authority and obligation for accepting notification of any such steps from, and for delivering the definitive documents constituting the Offered Shares to or to the order of, BMO Nesbitt Burns. BMO Nesbitt Burns shall fully consult with the other Agents with respect to all notices, waivers, extensions or other communications to or with the Company.

13.  CONDITIONS

13.1 All of the material terms and conditions contained in this agreement to be satisfied by the Company prior to the Closing Time shall be construed as conditions, and any breach or failure by the Company to comply with any of such terms and conditions in any material respect shall entitle the Agents to terminate their obligations pursuant to this agreement by written notice to that effect given to the Company prior to the Closing Time. It is understood and agreed that the Agents may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions or any other or subsequent breach or non-compliance; provided, however, that to be binding, any such waiver or extension must be in writing. If the Agents elect to terminate their obligations pursuant to this agreement, whether the reason for such termination is within or beyond the control of the Company, the liability of the Company hereunder shall be limited to the indemnity referred to in Section 9 hereof and the payment of expenses referred to in Section 10 hereof.

14.  SURVIVAL  OF  WARRANTIES,  REPRESENTATIONS,  COVENANTS  AND  AGREEMENTS

14.1 All warranties, representations, covenants and agreements of the Company herein contained or contained in documents submitted or required to be submitted pursuant to this agreement shall survive the payment by the Agents for the Offered Shares and shall continue in full force and effect for the benefit of the Agents regardless of the closing of the sale of the Offered Shares and regardless of any investigation which may be carried on by the Agents or on their behalf. Such warranties, representations, covenants and agreements of the Company shall survive for a period of two (2) years, save and except for those set forth under Subsection 4.1.2(c) and 4.1.2(d) which shall survive for the maximum period of time as the Agents and the Purchasers may be entitled to commence an action or exercise a right of recission, with respect to the disclosure contained in the Final Prospectus, any amendment thereto, or either of them, pursuant to Applicable Securities Laws in any of the Qualifying Jurisdictions. For greater certainty, and without limiting the generality of the foregoing, the provisions contained in this agreement in any way related to the indemnification of the Agents by the Company or the contribution obligations of the Agents or those of the Company shall survive and continue in full force and effect, indefinitely.

15.  GENERAL  CONTRACT  PROVISIONS

15.1 Any notice or other communication to be given hereunder shall be in writing and shall be given by delivery or by telecopier, as follows:


     (a)  if to the Company:
          Apollo Gold Corporation
          4601 DTC Boulevard, Suite 750
          Denver,  Colorado  80237-2571
          U.S.A.
          Attention:          R. David Russell
          Telecopier Number:  (720) 482-0957

          with a copy to:

          Fogler, Rubinoff LLP
          Royal Trust Tower
          Toronto Dominion Centre
          77 King Street West, Suite 4400
          Toronto, ON M5K 1G8
          Attention:          Michael Hobart
          Telecopier Number:  (416) 941-8852

     (b)  if to the Agents:

          BMO Nesbitt Burns Inc.
          1 First Canadian Place
          4th Floor, P.O. Box 150
          Toronto, ON M5X 1H3
          Attention:          Egizio Bianchini
          Telecopier Number:  (416) 359-4459

          Canaccord Capital Corporation
          P.O. Box 6, Suite 1210
          320 Bay Street
          Toronto, ON  M5H 4A6
          Attention:          Greg McKnight
          Telecopier Number:  (416) 869-3876

          Griffiths McBurney & Partners
          145 King Street West
          Suite 1100
          Toronto, ON  M5H 1J8
          Attention:          Mark Wellings
          Telecopier Number:  (416) 943-6160

          Orion Securities Inc.
          BCE Place
          Suite 3100, P.O. Box 830
          181 Bay Street
          Toronto, ON M5J 2T3
          Attention:          Ken Gillis
          Telecopier Number:  (416) 864-9509

          Westwind Capital Partners
          70 York Street
          10th Floor
          Toronto, ON M5J 1S9
          Attention:          David  Shaver
          Telecopier Number:  (416)  815-1808

          with a copy to:

          Fraser  Milner  Casgrain  LLP
          1  First  Canadian  Place
          100  King  Street  West
          Toronto,  ON  M5X  1B2
          Attention:          John  Sabine
          Telecopier Number:  (416)  863-4592

     The Company or any of the Agents may change its address for notice by notice given in the manner aforesaid. Any such notice or other communication shall be deemed to have been given on the day on which it was delivered or sent by telecopier if received during normal business hours; otherwise it shall be deemed to have been received by 9:00 a.m. on the next business day.

15.2 This agreement and the other documents herein referred to constitute the entire agreement between the Agents and the Company relating to the subject matter hereof and supersedes all prior agreements between the Agents and the Company with respect to their respective rights and obligations in respect of the Offering, including the engagement letter between BMO Nesbitt Burns and the Company dated August 22, 2003.

16.  TIME  OF  ESSENCE

16.1 Time  shall  be  of  the  essence  of  this  Agreement.

17.  GOVERNING  LAW

17.1 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the courts of such province shall have non-exclusive jurisdiction over any dispute hereunder.

18.  COUNTERPARTS

18.1 This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding and is agreed to by you, will you please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and returning the same to BMO Nesbitt Burns on behalf of the undersigned.

Yours very truly,



                            [Signature page follows]

BMO NESBITT BURNS INC.       CANACCORD CAPITAL                    GRIFFITHS MCBURNEY
                             CORPORATION                          & PARTNERS

/s/ Egizio Bianchini         /s/ Greg McKnight                    /s/ Mark Wellings
---------------------------  ----------------------------------   ---------------------
Per:  "Egizio Bianchini"     Per:  "Greg McKnight"                Per:  "Mark Wellings"
Title:  Managing Director    Title: Vice President and Director   Title: Partner

ORION SECURITIES INC.        WESTWIND CAPITAL
                             PARTNERS


/s/ Ken Gillis               /s/ David Shaver
---------------------------  ----------------------------------
Per:  "Ken Gillis"           Per:  "David Shaver"
Title: Managing Director     Title: Vice President



Accepted and agreed to as of September 19, 2003.

APOLLO GOLD CORPORATION

      /s/  R.  David  Russell
      ----------------------------------
Per:    "R.  David  Russell"
Title:  President and Chief Executive Officer

                                  SCHEDULE "A"

                             DETAILS OF THE OFFERING

This is Schedule "A" to the Agency Agreement dated as of September 19, 2003 between Apollo Gold Corporation, BMO Nesbitt Burns Inc., Canaccord Capital Corporation, Griffiths McBurney & Partners, Orion Securities Inc. and Westwind Partners Inc.

ISSUER:                  Apollo Gold Corporation (the "COMPANY")

ISSUE:                   Treasury  offering  of  Common  Shares

ISSUE  PRICE:            C$2.25 per Common Share (in the context of  the market)

ISSUE  AMOUNT:           C$50,175,000

OVER-ALLOTMENT OPTION:   The Company has granted the Agents an option,
                         exercisable at the Issue Price for a period of 30 days following the closing of this offering, to purchase up to an additional 15% of the Issue Amount to cover over-allotments, if any.

USE  OF  PROCEEDS:       US$16 million of the net proceeds of the Offering will
                         be used for the advanced exploration and feasibility of the Black Fox Project. The balance of the proceeds will be used (i) to advance the Company's other mineral properties including the Montana Tunnels Mine and the Florida Canyon Mine in such amounts as may be determined by management of the Company and (ii) for general corporate purposes.

FORM OF OFFERING:        Marketed  public  offering  by  way  of  a  short  form
                         prospectus filed in all provinces of Canada, excluding
                         Quebec. U.S. sales by private placement to accredited investors pursuant to Rule 506 of Regulation D or another available private placement exemption.

ELIGIBILITY:             Eligible under the usual statutes and for RRSPs, RRIFs,
                         RESPs and DPSPs.

LISTING: An application will be made to list the Common Shares on the Toronto Stock Exchange and on the AMEX. Common shares currently trade on the Toronto Stock Exchange under the symbol "APG". The Company is currently pursuing a listing on the AMEX, and common shares are expected to trade under the symbol "AGT" on or about August 26, 2003.

COMMISSION:              6.00% + broker warrants (equal to 3.0% of the Common
                         Shares sold)

PRICING:                 Expected mid-September, 2003.

CLOSING:                 Expected late-September, 2003.

                                  SCHEDULE "B"

                        OPINION OF THE COMPANY'S COUNSEL

This is Schedule "B" to the Agency Agreement dated as of September 19, 2003 between Apollo Gold Corporation, BMO Nesbitt Burns Inc., Canaccord Capital Corporation, Griffiths McBurney & Partners, Orion Securities Inc. and Westwind Partners Inc.

The opinion of the Company's counsel shall, inter alia, contain opinions with respect to the following matters:

     (a) the Company has been incorporated and is validly existing under its jurisdiction of incorporation and has the corporate capacity and power to own its property and to carry on its business as presently carried on;

     (b)  the  authorized  capital  of  the  Company;

     (c) the Company has the corporate capacity and power to execute and deliver this agreement and to perform its obligations hereunder;

     (d) the Offered Shares have been duly authorized and validly issued and are outstanding as fully paid and non-assessable;

     (e) all necessary corporate action has been taken by the Company to authorize (i) the allotment, issuance and sale of the Offered Shares;
          (ii) the grant of the Over-Allotment Option; (iii) the issuance and sale of the Restricted Common Shares of the Company upon exercise of the Over-Allotment Option; (iv) the grant of the Agents' Option; and
          (v) the issuance and sale of the Common Shares of the Company upon exercise of the Agent's Option; provided that the Company shall have received payment of the required consideration therefore;

     (f) this agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms;

     (g) CIBC Mellon Trust Company has been duly appointed the transfer agent and registrar for the Company's Common Shares;

     (h) the Exchanges have accepted notice of the issuance of the Offered Shares and have conditionally approved the listing of the Offered Shares subject to usual conditions;

     (i) the execution, delivery and performance of this agreement and the consummation by the Company of the transactions contemplated in this agreement and the Final Prospectus and compliance by the Company with its obligations under this agreement do not and will not conflict with and do not and will not result in a breach of, and do not and will not create a state of facts which after notice or lapse of time or both will result in a breach of any of the terms, conditions or provisions of the constating documents of the Company, or to counsel's knowledge any resolution passed or consented to by the directors or shareholders of the Company;

     (j) all necessary documents have been filed, all requisite proceedings have been taken and all other legal requirements have been fulfilled under the laws of each of the Qualifying Jurisdictions to qualify the distribution and sale of the Offered Shares and to permit the offering of the Offered Shares in such provinces pursuant to the Final Prospectus through investment dealers or brokers registered in such provinces and territories who have complied with the relevant provisions of the securities legislation of such jurisdictions;

     (k) as to the reporting issuer status of the Company in each of the Qualifying Jurisdictions; and

     (l) opinions with respect to eligibility for investment as referred to in the Final Prospectus.

                                  SCHEDULE "C"

                      OPINION OF THE COMPANY'S U.S. COUNSEL

This is Schedule "C" to the Agency Agreement dated as of September 19, 2003 between Apollo Gold Corporation, BMO Nesbitt Burns Inc., Canaccord Capital Corporation, Griffiths McBurney & Partners, Orion Securities Inc. and Westwind Partners Inc.

The opinion of the Company's U.S. counsel shall, inter alia, contain an opinion with respect to the following matter:

     (a) no registration of the Offered Shares under the United States Securities Act of 1933, as amended, is required for the sale of the Offered Shares in the United States in accordance with the provisions of the Agency Agreement.